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                                                                    EXHIBIT 16.1





March 21, 2000

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Commissioners:

We have read the statements made by Rehabilicare, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 21, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


PricewaterhouseCoopers LLP